INVESTOR REGISTRATION – FOLLOW ME FOR EQUITY

Name *

First

Last

Email *

Country *

United States

Phone *

Address *

Address Line 1

City

State/Province

Zip/Postal

*

☐ **I am over the age of 18 year old & I agree to terms & conditions.**